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                                                                   Exhibit 11(c)

                               CONSENT OF COUNSEL



          We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statements of Additional Information that are included in Post-Effective Amendment No. 47 to the Registration Statement of Pegasus Funds on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of this Registration Statement and do not otherwise come under the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               /s/ Drinker Biddle & Reath LLP
                                               ------------------------------
                                               DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
April 27, 1998